EXHIBIT 10.2


                          SECOND MODIFICATION AGREEMENT

         This SECOND MODIFICATION AGREEMENT entered into at Boston, Massachusetts, as of March 26, 1999, between TEKNO COMIX, INC., a Florida corporation, with an address of 2255 Glades Road, Suite 237W, Boca Raton, Fl 59431-7383 (the "Borrower") and BANKBOSTON RETAIL FINANCE INC., a Delaware corporation with an address of 40 Broad Street, Boston, Massachusetts 02109 (the "Lender").

         WHEREAS, the Lender and Borrower entered into a certain Loan and Security Agreement dated as of December 30, 1997 (as may be amended from time to time, the "Loan Agreement") whereby the Lender established a revolving line of credit for Borrower of up to Five Million Dollars and Zero Cents ($5,000,000). The Loan Agreement and all other documents, agreements, instruments, certificates, amendments or renewals, including without limitation all guaranties and security agreements executed and delivered to the Lender in connection with the Loan Agreement are collectively hereinafter referred to as the "Loan Documents".

         WHEREAS, the Borrower has been in the process of phasing out its retail store locations.

         WHEREAS, as a result of such phase-out, the Borrower has failed to observe and comply with certain covenants as set forth on Exhibit "A" hereto (the "Existing Non-Compliance Items").

         WHEREAS, the Borrower has requested that the Lender modify certain terms of the Loan Agreement and waive the Existing Non-Compliance Items set forth on Exhibit "A".

         WHEREAS, subject to the terms and conditions in this Agreement, the Lender is willing to modify the terms of the Loan Agreement as provided herein and waive the Existing Non-Compliance Items set forth on Exhibit "A".

         NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Lender and the Borrower mutually agree as follows:

         1. DEFINITIONS. All capitalized terms used herein shall have the same meaning as set forth in the Loan Agreement, unless otherwise defined herein.

         2. EFFECTIVE DATE OF THIS MODIFICATION. This Modification Agreement shall become effective (the "Effective Date") upon receipt by Lender of the following items, in form and substance acceptable to Lender in its sole discretion, which receipt must occur on or before March 26, 1999: (i) an original copy of this Agreement executed by Borrower, Lender and Big Entertainment, Inc.; (ii) an original executed copy of a Warrant Modification Agreement executed by Big Entertainment, Inc. in the form attached hereto as Exhibit B; (iii) a paydown by Borrower of the Loan Account by $75,000.00.


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         3. WAIVER OF EXISTING NON-COMPLIANCE ITEMS. The Borrower hereby represents that the Existing Non-Compliance Items set forth on Exhibit A constitute all of the Borrower's defaults under the Loan Agreement as of this date. The Lender hereby waives the defaults existing as a result of the Existing Non-Compliance Items set forth on Exhibit A. The waiver set forth in this
Section 3 shall be effective only for the specific purposes and in the specific instance described above, and shall not affect or otherwise modify the Liabilities of the Borrower under the Loan Documents.

         4. MODIFICATIONS. The Loan Agreement shall be modified as follows:

                  (a) A new Section 1-1(b)(i)(E) shall be added which reads as follows: "MINUS (E) Seventy Five Thousand Dollars ($75,000.00)."

                  (b) The following sentence shall be added to the end of
Section 1-1(b)(ii)(A): "The foregoing percentages shall be reduced by one percentage point per week commencing as of January 18, 1999."

                  (c) A new Section 1-1(b)(ii)(E) shall be added which reads as follows: "MINUS (E) Seventy Five Thousand Dollars ($75,000.00)."

                  (d) The definition of Maturity Date set forth in Article 3 of the Loan Agreement shall be deleted and the following new definition shall be substituted therefore: "June 30, 1999".

                  (e) The following shall be added as a new Section 1-13: "1-13. WAIVER OF FEES. The Commitment Fee and Facility Fee and the fee arising upon early termination pursuant to Section 1-12, above, otherwise due to Lender as of June 30, 1999 shall be waived IF AND ONLY IF the Liabilities that have accrued through June 30, 1999 have been paid in full and the Revolving Credit (and the Lender's obligation to lend thereunder) has been irrevocably terminated on or before June 30, 1999; PROVIDED, HOWEVER, such payment is made by or on behalf of the Borrower voluntarily and not as result of a liquidation of the Borrower's assets, either by Borrower or Borrower's representative or Lender exercising its Rights and Remedies. The foregoing waiver is exclusive of any fees paid by the Borrower to the Lender prior to June 30, 1999, and any monthly Facility Fee due to be paid by Borrower before June 30, 1999.

                  (f) The financial and other reporting requirements and financial covenants set forth in Section 9-7, 9-11(c), (d) and (e), 9-10(d), 9-12 and 9-13 of the Loan Agreement are hereby deleted in their entirety, effective as of January 1, 1999, and Section 9-6(a)(j) of the Loan Agreement is hereby modified to read in the first line thereof: "Within thirty (30) days of the end of the previous month:"

         5. REPRESENTATIONS AND WARRANTIES. The Borrower hereby represents and warrants to the Lender as follows:

                  (a) REPRESENTATIONS AND WARRANTIES: NO EVENT OF DEFAULT. Except as otherwise disclosed herein, the representations and warranties herein, in the Loan Agreement and in each other Loan Document and certificate or other writing delivered to the Lender on or prior to the date of this Modification Agreement shall be correct and accurate on and as of the


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Effective Date as though made on and as of such date; and no Default or Event of
Default shall have occurred and be continuing as of the date hereof or would result from this Agreement becoming effective in accordance with its terms.

                  (b) ORGANIZATION, GOOD STANDING, ETC. The Borrower (i) is a corporation, duly organized, validly existing and in good standing under the laws of its state of organization, (ii) has all requisite power and authority to execute, deliver and perform this Agreement, and to perform the Loan Agreement, as amended hereby, and (iii) is duly qualified to do business and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or in which the transaction of its business makes such qualification necessary.

                  (c) AUTHORIZATION, ETC. The execution, delivery and performance by the Borrower of this Agreement, and the performance by the Borrower of the Loan Agreement, as amended hereby, (i) have been duly authorized by all necessary action, (ii) do not and will not contravene the Borrower's charter, or by-laws, any applicable law or any contractual restriction binding on or otherwise affecting it or any of its properties; (iii) do not and will not result in or require the creation of any lien or other encumbrance (other than pursuant to any Loan Documents) upon or with respect to any of its properties, and (iv) do not and will not result in any suspension, revocation, impalment, forfeiture or nonrenewal of any material permit, license, authorization or approval applicable to its operations or any of its properties.

                  (d) GOVERNMENT APPROVALS. No authorization or approval of other action by, and no notice to or filing with, any governmental authority or agency or other regulatory body is required in connection with the due execution, delivery and performance by the Borrower of this Agreement, or for this performance of the Loan Agreement, as amended hereby.

                  (e) ENFORCEABILITY OF LOAN DOCUMENTS. This Agreement, the Loan Agreement, as amended hereby, and each other Loan Document to which the Borrower is a party is a legal, valid and binding obligation of such Borrower, enforceable against the Borrower in accordance with its terms, except as such enforceability may be limited by or subject to any bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally.

         6. MISCELLANEOUS.

                  (a) CONTINUED EFFECTIVENESS OF THE LOAN DOCUMENTS. Except as otherwise expressly provided herein, the Loan Agreement and the other Loan Documents are, and shall continue to be, in full force and effect, and are hereby ratified and confirmed in all respects, except that on and after the date hereof (i) all references in the Loan Agreement to "this Agreement", "hereto", "hereof", "hereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Agreement and (ii) all references in the other Loan Documents to the "Loan Agreement", "thereto", "thereof", "thereunder" or words of like import referring to the Loan Agreement shall mean the Loan Agreement as amended by this Agreement. Except as expressly provided herein, the execution, delivery and effectiveness of this Agreement shall not operate as an amendment of any right, power or remedy of the Lenders under the Loan Agreement or any other Loan Document, nor constitutes an amendment of any provision of the Loan Agreement or any other Loan Documents.


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                  (b) COUNTERPARTS. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts (including, without limitation, by telecopy), each of which shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement.

                  (c) HEADINGS. Section headings herein are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  (d) GOVERNING LAW. This Amendment shall be governed by, and construed in accordance with, the law of the Commonwealth of Massachusetts.

                  (e) COSTS AND EXPENSES. The Borrower agrees to pay on demand all fees, costs and expenses of the Lender (including, without limitation, the reasonable fees, costs and other client charges of legal counsel to the Lender) in connection with the preparation, execution and delivery of this Agreement and the other related agreements, instruments and documents.

                  (f) MODIFICATION AGREEMENT AS LOAN DOCUMENTS. The Borrower hereby acknowledges and agrees that this Agreement constitutes a "Loan Document" under the Loan Agreement. Accordingly, it shall be an Event of Default under the Loan Agreement if (i) any representation or warranty made by the Borrower under or in connection with this Agreement shall have been untrue, false or misleading in any material respect when made, or (ii) the Borrower shall fail to perform or observe any term, covenant or agreement contained in this Agreement.

                  (g) WAIVER OF JURY TRIAL. THE BORROWER AND THE LENDER EACH HEREBY IRREVOCABLY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE ACTIONS OF THE LENDER IN THE NEGOTIATION, ADMINISTRATION, PERFORAMNCE OR ENFORCEMENT HEREOF.




                            INTENTIONALLY LEFT BLANK


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         Executed under seal as of the date written above.



                                         Borrower:

                                         Tekno Comix, Inc.



                                         By:  /s/ MARCI L. YUNES
                                              ----------------------------------
                                              Name:  Marci L. Yunes
                                              Title: Chief Financial Officer

Accepted: BankBoston Retail Finance, Inc.

By:  /s/ JOSEPH V. BALSAMO
     --------------------------------------------------
     Name:  Joseph V. Balsamo
     Title: Vice President


         For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned guarantor hereby irrevocably and unconditionally acknowledges and confirms to the Lender that its guaranty of the Liabilities of the Borrower continues in full force and effect and is a valid and binding obligation of the undersigned guarantor in accordance with its terms, that no defenses, offsets, claims, counterclaims exist with respect to such guaranty, and that such guaranty is enforceable in accordance with its terms, and guarantees and shall continue to guarantee in accordance with its terms the performance of all amounts guaranteed thereby.

         Executed under seal as of the date written above.


Witness                                   Big Entertainment, Inc. ("Guarantor")

/s/ NANCY GRONINGER
------------------------
                                          By:  /s/ MARCI L. YUNES
                                              ---------------------------------
                                              Name:  Marci L. Yunes
                                              Title: Chief Financial Officer




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